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                                                            EXHIBIT 3


                      NAVISTAR INTERNATIONAL CORPORATION
                               AND SUBSIDIARIES
                      ----------------------------------
                     ARTICLES OF INCORPORATION AND BY-LAWS


     The following document of Navistar International Corporation is incorporated herein by reference:


     3.1 Restated Certificate of Incorporation of Navistar International Corporation effective July 1, 1993, filed as Exhibit 3.2 to
          Form 10-K dated October 31, 1993, which was filed on January 27, 1994, Commission File No. 1-9618.

     The following document of Navistar International Corporation is included herein in those executed and conformed copies of this report to the Securities and Exchange Commission, the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange.

     3.2  The By-Laws of Navistar International Corporation effective
          April 14, 1995, filed as Exhibit 3.2 on Annual Report on Form 10-K dated October 31, 1995, which was filed on January 26, 1996, on Commission File No. 1-9618.









































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